As filed with the Securities and Exchange Commission on May 2, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MACROVISION SOLUTIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	7373	26-1739297
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Macrovision Corporation

2830 De La Cruz Boulevard, Santa Clara, California 95050

(408) 562-8400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alfred J. Amoroso

President & CEO

c/o Macrovision Corporation

Macrovision Solutions Corporation

2830 De La Cruz Boulevard, Santa Clara, California 95050

(408) 562-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen Yu, Esq. Macrovision Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408)-562-8400	Stephen Kay, Esq. Gemstar–TV Guide International, Inc. 6922 Hollywood Blvd. Los Angeles, CA 90028 (323) 817-4600	Jon Gavenman, Esq. Heller Ehrman LLP 275 Middlefield Rd. Menlo Park, CA 94025 (650) 324-7000	Andrew Nussbaum, Esq. Wachtell, Lipton, Rosen & Katz 51 W. 52nd Street New York, NY 10019 (212) 403-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed mergers described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-148825

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)(4)
Common Stock, par value $0.001 per share	500,000	Not applicable	$8,015,000	$314.99

(1)	The number of additional shares of common stock, par value $0.001 per share, of the registrant (“Holdings Common Stock”) being registered is based upon the sum of (i) the product obtained by multiplying (x) 198,992 shares of common stock, par value of $0.001 per share, of Macrovision Corporation (“Macrovision Common Stock”) estimated to be cancelled in the Macrovision merger by (y) the exchange ratio of 1.0, plus (ii) the product obtained by multiplying (a) 138,457 shares of common stock, par value $0.01 per share, of Gemstar-TV Guide International, Inc. (“Gemstar Common Stock”) estimated to be cancelled in the Gemstar merger, by (b) the Exchange Ratio of 0.2548. The Registrant previously registered 102,439,627 shares of Holdings Common Stock on its Registration Statement on Form S-4 (File No. 333-148825).

(2)	Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product obtained by multiplying (x) $16.03 (the average of the high and low prices of Macrovision Common Stock on May 1, 2008) divided by the exchange ratio of 1.0 shares of Holdings Common Stock per share of Macrovision Common Stock, by (y) 500,000 shares of Holdings Common Stock (estimated number of Holdings Common Shares in exchange for which additional shares of Macrovision Common Stock and Gemstar Common Stock will be cancelled in the Macrovision and Gemstar mergers).

Additional shares of Holdings Common Stock are being registered hereby in order to include a good faith estimate of shares of Macrovision Common Stock or Gemstar Common Stock or both that may be issued after the filing of this Registration Statement and prior to completion of the mergers.

(3)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by .0000393.

(4)	A registration fee of $61,137.59 was previously paid in connection with the filing of the registrant’s Form S-4 for the registration of 102,439,627 shares of Holdings Common Stock. The additional registration fee of $314.99 is being paid for the registration for an additional 500,000 shares of Holdings Common Stock.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (File No. 333-148825), declared effective as of March 31, 2008, Macrovision Solutions Corporation (the “Company”) registered 102,439,627 shares of common stock, par value $0.001 per share (“Company Common Stock”) and paid a fee of $61,137.59. The Company is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 500,000 additional shares of Company Common Stock for issuance in connection with the consummation of the mergers as contemplated by the Agreement and Plan of Mergers, dated as of December 6, 2007, by and among the Company, Macrovision Corporation, Gemstar-TV Guide International, Inc., Mars Merger Sub, Inc., and Galaxy Merger Sub, Inc. In connection with the registration of additional shares, the Company is paying an additional registration fee of $314.99.

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the prior Registration Statement on Form S-4 (File No. 333-148825) are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 1st day of May, 2008.

MACROVISION SOLUTIONS CORPORATION

By:	/S/ ALFRED J. AMOROSO
Alfred J. Amoroso
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ALFRED J. AMOROSO Alfred J. Amoroso	President, Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2008

/S/ JAMES BUDGE James Budge	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 1, 2008

/S/ STEPHEN YU Stephen Yu	General Counsel, Secretary, and Director	May 1, 2008

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Heller Ehrman LLP regarding legality of securities being registered

8.1	Opinion of Heller Ehrman LLP regarding certain U.S. income tax aspects of the mergers (incorporated herein by reference to Exhibit 8.1 of Macrovision Solutions Corporation’s Amendment No. 4 to its Registration Statement of Form S-4 filed March 28, 2008 (File No. 333-148825))

8.2	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain U.S. income tax aspects of the mergers (incorporated herein by reference to Exhibit 8.2 of Macrovision Solutions Corporation’s Amendment No. 4 to its Registration Statement of Form S-4 filed March 28, 2008 (File No. 333-148825))

23.1	Consent of KPMG LLP, independent registered public accounting firm for Macrovision

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for Gemstar

23.3	Consent of Heller Ehrman LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)

23.4	Consent of Heller Ehrman LLP (included as part of its opinion filed as Exhibit 8.1)

23.5	Consent of Wachtell, Lipton, Rosen & Katz (included as part of its opinion filed as Exhibit 8.2)

99.1	Opinion of JPMorgan (incorporated herein by reference to Exhibit 99.1 of Macrovision Solutions Corporation’s Amendment No. 4 to its Registration Statement of Form S-4 filed March 28, 2008 (File No. 333-148825))

99.2	Opinion of Houlihan Lokey (incorporated herein by reference to Exhibit 99.2 of Macrovision Solutions Corporation’s Amendment No. 4 to its Registration Statement of Form S-4 filed March 28, 2008 (File No. 333-148825))

99.3	Opinion of UBS (incorporated herein by reference to Exhibit 99.3 of Macrovision Solutions Corporation’s Amendment No. 4 to its Registration Statement of Form S-4 filed March 28, 2008 (File No. 333-148825))

99.4	Consent of JPMorgan

99.5	Consent of Houlihan Lokey

99.6	Consent of UBS

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